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                                                                    EXHIBIT 99.2

             ROYAL BANK OF CANADA ACQUIRES DAIN RAUSCHER CORPORATION

          NEW U.S. AFFILIATE WILL BE RENAMED RBC DAIN RAUSCHER WESSELS


MINNEAPOLIS/TORONTO: SEPTEMBER 28, 2000 - Royal Bank of Canada (TSE, NYSE: RY) and Dain Rauscher Corporation (NYSE: DRC) today announced they have signed a definitive merger agreement by which Royal Bank will acquire Dain Rauscher. The transaction will provide Royal Bank with established U.S. capabilities in full-service retail brokerage and investment banking, and will give the newly named RBC Dain Rauscher Wessels greater critical mass and a solid platform for future growth.

As a result of the merger, each share of Dain Rauscher common stock will convert into the right to receive US$95.00 in cash. The transaction is valued at US$1.456 billion. The merger, which is subject to regulatory approval, approval from the stockholders of Dain Rauscher and other customary closing conditions, is expected to be completed by the end of the year.

In connection with the merger agreement, Dain Rauscher has granted Royal Bank a customary option to purchase 19.9 per cent of its outstanding common stock under limited circumstances.

"This transaction is consistent with our continuing strategy of targeted acquisitions in the U.S. market," said John Cleghorn, chairman and chief executive officer of Royal Bank of Canada. "Dain Rauscher will provide our global wealth management business with an established U.S. presence. It will also give our corporate and investment banking business a stronger origination and distribution capability, particularly in the technology, energy and health care sectors. The firm has a solid reputation and an excellent management team and provides a platform for further growth," said Cleghorn.


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"We are pleased to be joining forces with Royal Bank of Canada, a premier financial services organization which shares our goal of creating a separately managed growth platform in the United States for wealth management and global capital markets," said Irving Weiser, chairman, president and chief executive officer of Dain Rauscher Corporation. "Today's announcement is but the first step in our journey to pursue these mutual goals."

Weiser praised the merger as "an excellent fit both strategically and culturally." He added, "Both Dain Rauscher and RBC share a passion for client service, a strong commitment to employees and a tradition of providing leadership in our communities."

As part of the transaction, Dain Rauscher will be renamed RBC Dain Rauscher Wessels.

Weiser becomes chairman and chief executive officer of RBC Dain Rauscher Wessels and will join Royal Bank of Canada's group management committee, which sets the strategic direction of Royal Bank Financial Group. He will also run the bank's wealth management business in the U.S. and Dain Rauscher's fixed income business as well as all staff functions.

Peter Grant currently head of Dain Rauscher's equity capital markets business, will become president and chief operating officer of the Equity Capital Markets Division of RBC Dain Rauscher Wessels. He will be responsible for the organization's growth in the equity capital markets arena, both in the U.S. and Europe. The equity capital markets business will operate under the Royal Bank's corporate and investment banking unit.

The acquisition creates a strong North American wealth management platform with a combined sales force of nearly 2,600 investment advisors and a network of 215 branches.

"Dain Rauscher provides a solid wealth management presence in the U.S., a recognized brand name and a proven management team," said Reay Mackay, vice-chairman, Royal Bank of Canada and head of its global wealth management business, Royal Investment Services. "Its retail brokerage operation is a critical step in building a strong wealth management platform, a key element of our global strategy."


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"Partnering with Dain Rauscher will enable us to move more rapidly in our development of a unique global investment bank with impeccable North American credentials," said Gordon Nixon, deputy chairman and chief executive officer of RBC Dominion Securities and head of the bank's corporate and investment banking arm. "The firm's culture and its equity capital markets businesses fit extremely well with the strategy we are pursuing in the U.S and enhance our ability to deliver a full range of high value financial solutions to clients, particularly in those industry sectors where we have a seamless global capability."

Royal Bank Financial Group's U.S. activities currently include corporate and investment banking operations in Boston, Chicago, Houston and New York; discount brokerage in New York (Bull & Bear); Internet banking in Atlanta (Security First Network Bank); mortgage origination in Chicago (Prism Financial) and private banking units in New York and Miami.

In June 2000, Royal Bank announced its intention to acquire the insurance businesses of The Liberty Corporation of Greenville, SC. The transaction is expected to close this quarter.

With approximately 1,200 private client and institutional investment executives and more than 90 branches in 27 states, Dain Rauscher has a significant U.S. distribution capability and a retail client base of 250,000 households representing assets under administration of US$69 billion. In addition, Dain Rauscher provides correspondent clearing services for over 2,000 correspondent Investment Executives. Its equity capital markets unit was the number one underwriter in 1999 for both network technology and energy issues. The firm was an underwriter in 96 public equity offerings and five private placements in 1999, which raised US$14.1 billion. It is the largest municipal bond underwriter of any regional securities dealer in the U.S., and ranks among the top 10 dealers nationally.





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ABOUT DAIN RAUSCHER CORPORATION
Dain Rauscher Corporation is one of the largest regional full-service securities firms in the U.S. with 1,200 private client and institutional investment executives, 3,800 employees and 1999 revenues of more than US$940 million. Founded in 1909, the Minneapolis-based firm serves individual investors predominantly in the western half of the United States, and capital markets and correspondent clients in select markets throughout the world. The company's broker-dealer, Dain Rauscher Wessels, is a member of the New York Stock Exchange and other major securities exchanges in the United States. Further information about the company can be obtained by visiting www.dainrauscher.com.

ABOUT ROYAL BANK OF CANADA
Royal Bank of Canada (RY) is a diversified global financial services group and a leading provider of personal and commercial banking, investment and trust services, insurance, corporate and investment banking, on-line banking and transaction-based services including custody. The group's main businesses include Royal Bank, RBC Dominion Securities, Royal Investment Services, RBC Insurance and Global Integrated Solutions.

The group employs 49,000 people who serve 10 million personal, business and public sector customers in 30 countries. For more information visit www.royalbank.com.


SAFE HARBOR
This news release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward looking statements. Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that closing conditions will not be satisfied, that regulatory approvals will not be obtained or that the shareholders of Dain Rauscher will not approve the merger. Statements regarding the expected benefits of the transaction are subject to the following risks: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased competition and its effect on the combined Company; the general economic conditions, either internationally, nationally or in the states in which the combined companies will be doing business, will be less favorable than expected; the general risks associated with the companies' business; and that legislation or regulatory changes adversely affect the businesses in which the combined companies would be engaged.

Dain Rauscher will be filing a proxy statement and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Investor Relations.


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Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rauscher in favor of the merger. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A.
Rundell, Jr., R.L. Ryan,        A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter,
I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.


MEDIA CONTACTS:
Toronto         Jeff Keay         416 974-5506     Royal Bank of Canada
New York        Eric Starkman     212 461-2226     Starkman & Associates
Minneapolis     Dan Callahan      612 313-1234     Dain Rauscher

CONFERENCE CALLS:
Royal Bank of Canada and Dain Rauscher invite interested investors to listen to their respective telephone conference calls with analysts and institutional investors. The RBC call will take place at 10 a.m. EDT (9 a.m. CDT) and the Dain Rauscher analyst call will take place at noon EDT (11 a.m. CDT), September 28, 2000. They will be accessible live via the Internet and archived on both the Internet and telephone. A media teleconference will commence at 11 a.m. EDT (10 a.m. CDT).

CONFERENCE CALL ACCESS:
ROYAL BANK ANALYSTS' CALL - 10 A.M. EDT (9 A.M. CDT)

CONFERENCE CALL ACCESS:  (416) 620-2414 (NO PASSWORD)
POSTVIEW:
Internet:         WWW.ROYALBANK.COM/INVESTORRELATION/CONFERENCE.HTML
Telephone         416 626-4100 [password -16494108] available from 11 a.m. EDT to midnight, October 19, 2000

DAIN RAUSCHER INVESTORS' CONFERENCE CALL -  NOON EDT (11 A.M. CDT)
U.S. callers:           1-800-482-2225
International callers:  1-303-224-6998
Passcode:               817318
POSTVIEW:
Internet:               www.dainrauscher.com/ir/default.htm

MEDIA CONFERENCE CALL:  -1-888-833-1394 - 11 A.M. EDT (10 A.M. CDT)

Dain Rauscher will be filing a proxy statement and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Investor Relations.

Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rasucher in favor of the merger. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, D. Collins, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A. Rundell, Jr., R.L. Ryan, A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter, I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.